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                              EMPLOYMENT AGREEMENT


          AGREEMENT, dated December 19th, 1994, by and between M.D.C. Holdings, Inc. (the "Company"), and Michael Touff (the "Employee").

          WHEREAS, the Company desires to employ Employee and Employee is willing to serve the Company upon the terms and conditions hereinafter provided;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee agree as follows:

          1. EMPLOYMENT AND DUTIES. The Company shall employ the Employee, and the Employee shall be employed by the Company, as Vice President and General Counsel, at the Company's headquarters in Denver, Colorado. In this capacity, the Employee shall devote substantially all of his business time and energies to the business of the Company and shall perform such services, consistent with his office, as from time to time shall be assigned to him by the senior executive officers and Board of Directors of the Company. Employee may engage in outside activities provided that such activities have been disclosed to and approved by the Company. The Company shall provide Employee with an office and secretarial and support services as he may reasonably require for performance of his duties.

          2.   COMPENSATION AND BENEFITS.

               (a) BASE SALARY. Commencing on December 31, 1994 (the "Commencement Date") and during each calendar year for which Employee is employed by the Company, the Company shall pay the Employee a base salary at a rate of $210,000 per year (the "Base Salary"), payable in substantially equal semi-monthly installments. Employee will be eligible for periodic increases in Base Salary under the Company's normal policies and procedures for salary increases. Employee's salary will not be reduced below its current level without the consent of the Employee.

               (b) ANNUAL INCENTIVE COMPENSATION. Employee will be entitled to performance-based incentive and/or bonus compensation payable in accordance with the Company's normal policies and procedures.

               (c)  LONG TERM INCENTIVE COMPENSATION.

                    (i) As of the Commencement Date, Employee is hereby granted options to purchase 50,000 shares of the Company's common stock at the closing price of the Company's common stock on that date. This option shall be exercisable as to 12,500

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shares on the Commencement Date and cumulatively as to 12,500 additional shares on each of the next three annual anniversaries of the Commencement Date. Except as otherwise provided herein, the options shall be exercisable and governed by and the shares registered in accordance with the M.D.C. Holdings, Inc. Employee Equity Incentive Plan adopted in April, 1993.

                    (ii) Employee shall be eligible to participate in all supplementary compensation and incentive plans or programs established by the Company.

               (d) EXPENSE REIMBURSEMENT. The Company promptly shall pay, or reimburse the Employee for, all ordinary and necessary business expenses incurred by him in the performance of his duties hereunder, provided that the Employee properly accounts for them in accordance with Company policy. For purposes hereof such necessary expenses shall include reasonable expenses associated with relocation of Employee to the Company, professional memberships and publications, continuing legal education expenses, and home office equipment expense.

               (e) OTHER BENEFIT PLANS, FRINGE BENEFITS, AND VACATIONS. The Employee shall be eligible to participate as an Executive in its Executive Medical Plan and in each of the Company's employee benefit plans, policies or arrangements including without limitation the following:

                    (i) Reasonable vacation, scheduled to conform to Employee's job responsibilities which during the first year shall not exceed two weeks.

                    (ii) Automobile allowance of $500 per month/and covered parking privileges at the Employee's place of business.

                    (iii) The Company shall indemnify Employee for and hold him harmless from any claims, liabilities or damages and associated expenses (including attorneys' fees) arising out of his acts or omissions while serving as an officer, director and/or employee of the Company (including its subsidiaries and affiliates and/or any other entity for which Employee serves or has served in such capacity for the benefit of the Company) to the fullest extent permitted by applicable law. The Company shall maintain insurance policies which provide coverage for Employee to the same extent and providing limits of liability, deductibles and exclusions as are provided for the Company's principal executive officers and outside directors. This covenant shall survive termination of this Agreement for any reason.

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          3.   TERMINATION.

               (a) DEATH AND DISABILITY OR VOLUNTARY RESIGNATION. The Employee's employment hereunder shall terminate upon his voluntary resignation, upon his death or upon his becoming totally disabled, in which case Employee, or his estate, as the case may be, shall be entitled to payment of his Base Salary and a pro-rated portion of any incentive compensation through the date of such termination.

               (b) FOR CAUSE. The Employee's employment hereunder may be terminated for "Cause" which shall mean: (i) Employee's willful refusal to perform material duties hereunder, (ii) Employee's commission of material acts of fraud, dishonesty or misrepresentation in the performance of his duties hereunder, or (iii) an act or acts on the Employee's part constituting a felony under the laws of the United States or any state thereof. In the event of a termination for Cause, Employee shall be entitled to payment of his Base Salary through the date of termination.

               (c) WITHOUT CAUSE. If, at any time during the first two years of Employee's employment hereunder, the Employee's employment is terminated by the Company without Cause, as soon as practicable (but not later than 30 days) after such termination, he shall receive a lump sum cash payment equal to $100,000.

               (d)  CHANGE IN CONTROL.

                    (i) If, at any time during the first two years of Employee's employment hereunder, a "Change of Control" (as defined in the Company's December 15, 1993 Senior Note Indenture) occurs, followed by a "Change in Control Event," the Employee shall, if he so elects by written notice to the Company within 360 days after such "Change in Control Event," be entitled to terminate his employment, if not already terminated by the Company, and, in either event receive the amount set forth in paragraph (c) above, as if the Company had terminated his employment without Cause.

                    (ii) For purposes hereof a "Change in Control Event" shall mean a Change of Control followed by:

                         a.  The Company making any material reduction in the
Employee's duties or responsibilities from the position that the Employee occupied on the date of the Change of Control;

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                         b.  The Company assigning the Employee to another place
of employment which is more than 30 miles from the Company's current executive offices;

                         c.  The Company reducing the Employee's Base Salary,
annual or long term incentive compensation or benefits; or

                         d.  The Company breaching the terms of this Agreement.

               (e) If after the Commencement Date the Company develops a policy or agreement for its senior executive officers which governs termination without Cause and/or Change in Control, it is intended that this Agreement should be modified so as to be consistent with such policy or agreement.

          4.   MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement shall be governed by Delaware law.

               (b) NOTICES. Notices shall be in writing and deemed given when personally delivered, or three days after deposit in the United States mail, postage prepaid return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other.


               TO THE EMPLOYEE:

               Michael Touff
               85 South Birch Street
               Denver, Colorado  80222

               TO THE COMPANY:

               M.D.C. Holdings, Inc.
               3600 South Yosemite Street, Suite 900
               Denver, Colorado  85237

               Attention:  Spencer I. Browne, President


               (c) ENTIRE AGREEMENT; AMENDMENT. This Agreement supersedes any agreements between the Employee and the Company relating to the terms of his employment. It may not be amended except by a written agreement signed by both parties.

               (d) WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any

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occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               (e) ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Company or the Employee without the prior written consent of the other.

               (f) ARBITRATION. Any dispute arising under this Agreement which is not settled by agreement of the parties shall be resolved by binding arbitration in Denver, Colorado pursuant to the rules and procedures of the American Arbitration Association then in effect and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.


                                        M.D.C. HOLDINGS, INC.


                                        By:
                                            -------------------------------
                                        Name:
                                              -----------------------------
                                        Title:
                                               ----------------------------

                                        MICHAEL TOUFF

                                        /s/ Michael Touff
                                        -----------------------------------


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